EXHIBIT 1

CUSIP No. M25596202	SCHEDULE 13D

AGREEMENT REGARDING
THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree as follows:

(i)  Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is accurate.

Dated:  August 8, 2010

Catalyst Investments II L.P.

By its General Partner, Catalyst Equity (2006) Ltd.

    /s/ Edouard Cukierman  /s/ Yair Shamir
By:  Edouard Cukierman and Yair Shamir

Catalyst Private Equity Partners (Israel) II L.P.

By its General Partner, Catalyst Investments II L.P.
By its General Partner, Catalyst Equity (2006) Ltd.

    /s/ Edouard Cukierman  /s/ Yair Shamir
By:  Edouard Cukierman and Yair Shamir